UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 17, 2018

CANCER GENETICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35817	04-3462475
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Route 17 North 2nd Floor, Rutherford, New Jersey 07070

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (201) 528-9200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined by Rule 405 of the Securities Act of 1933 (17 §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 8.01 Other Events.

As previously reported, on December 15, 2018, Cancer Genetics, Inc. (“CGI” or the “Company”), a Delaware corporation, terminated the Agreement and Plan of Merger (the “Merger Agreement”), dated September 18, 2018, among the Company, Wogolos Ltd., a company formed under the laws of the State of Israel and a wholly-owned subsidiary of the Company (“Merger Sub”), and NovellusDx Ltd., a privately-held company formed under the laws of the State of Israel (“NDX”). On December 17, 2018, the Company received a letter from NDX stating (i) that NDX was terminating, effective immediately, the Merger Agreement, (ii) that NDX disputes the Company’s termination of December 15, 2018 and (iii) that NDX demands that the Company pay to NDX the termination fee of $800,000 and the expense fee under the Merger Agreement equal to the lesser of (x) $450,000 and (y) the aggregate of all reasonable and documented out-of-pocket fees and expenses of NDX and repay all of the Company’s obligations under the Credit Agreement, dated September 18, 2018, between the Company and NDX. The Company believes that its December 15, 2018 termination was effective, does not believe it is liable to NDX for a termination fee or expense fee and intends to contest such claims. On December 19, 2018, the Company sent to NDX a response to the December 17, 2018 letter stating that the Company disputes such claims.

Descriptions of the terms of the Merger Agreement were included in Item 1.01 of the Current Report on Form 8-K filed by the Company on September 21, 2018, and such descriptions are incorporated by reference in this Item 8.01.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “expect,” “anticipate,” “estimate” and similar words, and the opposites of such words, although some forward-looking statements are expressed differently. Forward-looking statements involve known and unknown risks and uncertainties that exist in the Company’s operations and business environment, which may be beyond the Company’s control, and which may cause actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward- looking statements. The risks and uncertainties referred to above include, but are not limited to, risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2017 and quarterly reports on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018 and September 30, 2018. These risks could cause actual results to differ materially from those expressed in any forward- looking statements made by, or on behalf of, the Company. Forward-looking statements represent the judgment of management of the Company regarding future events. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable at the time that they are made, the Company can give no assurance that such expectations will prove to be correct. Unless otherwise required by applicable law, the Company assumes no obligation to update any forward-looking statements, and expressly disclaims any obligation to do so, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cancer Genetics, Inc.

Date: December 21, 2018		/s/ John. A Roberts
	Name:	John A. Roberts
	Title:	Chief Executive Officer